Exhibit 99

USW LOCAL 164 RATIFIES CONTRACT WITH TITAN TIRE

QUINCY, Ill. - December 22, 2005 - United Steelworkers (USW) Local 164 of Des Moines, Iowa, voted Wednesday, December 21, to ratify a labor extension agreement with Titan Tire Corporation, a subsidiary of Titan International, Inc. (NYSE: TWI). The labor extension agreement extended the current contract termination date from December 2006 to November 2010, a four-year contract extension.
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

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